Exhibit 99.1

MOTHERS WORK, INC.

CONTACT:	Edward M. Krell
Chief Operating Officer &
Chief Financial Officer
(215) 873-2220

For Immediate Release

MOTHERS WORK REPORTS SALES FOR JUNE 2008

Philadelphia, PA, July 10, 2008 — Mothers Work, Inc. (Nasdaq: MWRK), the world’s leading maternity apparel retailer, today announced that net sales for the month of June 2008 decreased 2.1% to $45.9 million from $46.9 million reported for the month of June 2007.  The Company’s comparable store sales for June 2008 increased 0.8%, which was unfavorably impacted by approximately 4 percentage points due to having one less Friday and Saturday in June 2008 compared to June 2007.  The Company also announced that it projects that its diluted earnings per share for the third quarter (ended June 30, 2008) will be between $0.66 and $0.70 per share, within the guidance range for diluted earnings per common share of between $0.61 and $0.76 per share provided in its April 23, 2008 press release.

The 2.1% decrease in sales versus last year for the month of June resulted primarily from a decrease in Sears® leased department sales, due to the closure of all of the Company’s leased departments within Sears stores during the month of June, partially offset by increases in internet sales and comparable store sales.

Comparable store sales for June 2008 increased 0.8% (based on 994 locations) versus a comparable store sales decrease of 5.4% (based on 1,401 locations) for June 2007.  The comparable store sales increase of 0.8% for June 2008 was unfavorably impacted by approximately 4 percentage points due to having one less Friday and Saturday in June 2008 compared to June 2007.  The Company’s comparable store sales increase of 4.3% for May 2008 was favorably impacted by approximately 4 percentage points due to having one more Friday and Saturday in May 2008 compared to May 2007.  The Company believes that its comparable store sales for the months of May and June 2008 combined, which increased approximately 2.7% versus the months of May and June 2007 combined, gives a more meaningful view of the Company’s sales performance than sales results for either month alone, since the results for the two months combined reflect the same number of Fridays and Saturdays versus last year.  The comparable store sales decrease of 5.4% for June 2007 was favorably impacted by approximately 2 to 3 percentage points due to having five Saturdays in June 2007 compared to four Saturdays in June 2006.

During June 2008, the Company opened one store, closed no stores and closed its remaining 477 leased departments within Sears stores.  As of the end of June 2008, the Company operates 761 stores, 294 leased department locations and 1,055 total retail locations, compared to 787 stores, 812 leased department locations and 1,599 total retail locations operated at the end of June 2007.  The decrease in leased department locations at the end of June 2008 versus the end of June 2007 reflects the closure of the remaining leased departments within Sears stores during the month of June 2008, as compared to the 516 Sears leased departments operated by the Company at the end of June 2007.

 Net sales decreased 0.7% to $152.2 million for the third quarter of fiscal 2008 ended June 30, 2008, from $153.2 million for the same period of the preceding year.  The decrease in sales versus last year resulted primarily from a decrease in sales from our leased department and licensed relationships, largely due to a decrease in Sears leased department sales, as well as reduced sales volume from the ongoing closure of certain underperforming stores, substantially offset by an increase in comparable store sales and increased internet sales.  Comparable store sales increased 2.4% during the third quarter of fiscal 2008 (based on 989 locations) versus a comparable store sales decrease of 8.2% during the third quarter of fiscal 2007 (based on 1,393 locations).  For the quarter ended June 30, 2008, the Company opened seven stores, including three Destination Maternity® Superstores, and closed 12 stores, including seven store closings related to multi-brand store openings.

Rebecca Matthias, President and Chief Creative Officer of Mothers Work, noted, “We are pleased with our strong sales performance for June and for the third quarter, despite the continued weak overall economic and retail environment, as we continue to anniversary weaker sales results from a year ago and continue to refine our merchandise assortments and our in-store merchandise presentation.  Our sales for the third quarter of $152.2 million were within our guidance range of $150.0 million to $153.5 million provided in our April 23, 2008 press release, with our comparable store sales increase of 2.4% for the quarter within our guidance range of an increase of 1.0% to 3.5% for the quarter.  We project that our third quarter diluted earnings per share will be between $0.66 and $0.70 per share, within our guidance for diluted earnings per common share of between $0.61 and $0.76 per share provided in our April 23, 2008 press release.

“As we announced in our July 1, 2008 strategic restructuring press release, we are streamlining our merchandise brands and store nameplates and have implemented cost reductions in order to simplify our business model, reduce our overhead costs and improve and tighten our merchandise assortments to drive the best possible results during this difficult economic period and for the long term.  We expect to realize approximately $5 million of annualized expense savings from these actions, beginning in the fourth quarter of fiscal 2008, and expect to incur pre-tax expense of approximately $0.9 million from these actions, with approximately $0.7 million of this expense expected to be recorded in the fourth quarter of fiscal 2008 and approximately $0.2 million expected to be recorded in the first quarter of fiscal 2009.    Pursuant to our strategic restructuring, we will re-brand our Mimi Maternity® merchandise brand under our A Pea in the Pod® brand beginning with the Spring 2009 collection, which will debut beginning in November 2008.  We also plan to streamline our store nameplates beginning in January 2009, by renaming our single-brand Mimi Maternity stores as A Pea in the Pod, and by renaming our multi-brand Mimi Maternity stores as Destination Maternity®.  We feel strongly that the strategic restructuring and streamlining of our merchandise brands and store nameplates will help improve our long-term profitability by simplifying our brand structure, reducing our cost structure, and leveraging both our renowned A Pea in the Pod luxury brand and our growing multi-brand Destination Maternity store brand.

“We will report results for our third quarter and hold an investor conference call on Tuesday, July 29, 2008, at which time we will provide additional information related to our results for the third quarter and our future financial guidance.”

Mothers Work is the world’s largest designer and retailer of maternity apparel, using its custom TrendTrack™ merchandise analysis and planning system as well as its quick response replenishment process to “give the customer what she wants, when she wants it.”  As of June 30, 2008, Mothers Work operates 1,055 maternity locations, including 761 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, Mimi Maternity®, and Destination Maternity®, and sells on the web through its DestinationMaternity.com and brand-specific websites.  In addition, Mothers Work distributes its Oh Baby by Motherhood™ collection through a licensed arrangement at Kohl’s® stores throughout the United States and on Kohls.com.

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The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding expected expense savings, results of operations, liquidity and financial condition and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors.  The following factors, among others, in some cases have affected and in the future could affect the Company’s financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: our ability to successfully manage our various business initiatives, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base, weather, changes in consumer spending patterns, raw material price increases, consumer preferences and overall economic conditions, the impact of competition and pricing, availability of suitable store locations, continued availability of capital and financing, ability to hire and develop senior management and sales associates, ability to develop and source merchandise, ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, changes in market interest rates, war or acts of terrorism, and other factors set forth in the Company’s periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.